UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2006

Duckwall-ALCO Stores, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage

Abilene, Kansas 67410

(Address of principal executive offices) (Zip Code)

(785) 263-3350

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2006, the Compensation Committee of the Board of Directors of Duckwall-ALCO Stores, Inc. (the "Company") approved stock option grants under the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (the "Plan") at a purchase price of $30.77 per share to the executive officers of the Company as set forth below:

Tom L. Canfield, Jr.	10,000
Anthony C. Corradi	10,000
Bruce C. Dale	50,000
Michael J. Gawin	10,000
Michael S. Marcus	5,000
James E. Schoenbeck	15,000
John R. Sturdivant	15,000
Robert E. Swartz, Jr.	10,000

The options become exercisable in four equal installments on June 5, 2007, 2008, 2009 and 2010. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan, filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Copy of the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (incorporated by reference to Appendix B to the Company’s Notice of Annual Meeting and Proxy Statement dated April 25, 2003, filed with the Securities and Exchange Commission on April 25, 2003).

*10.2	Form of Incentive Stock Option Agreement for the grant of Options under the Company's Incentive Stock Option Plan.

________________________

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCKWALL-ALCO STORES, INC.

Date: June 15, 2006	By: /s/ Michael S. Marcus
Michael S. Marcus
Vice President - Finance and Treasurer

EXHIBIT INDEX

10.1

Copy of the 2003 Duckwall-ALCO Stores, Inc. Incentive Stock Option Plan (incorporated by reference to Appendix B to the Company’s Notice of Annual Meeting and Proxy Statement dated April 25, 2003, filed with the Securities and Exchange Commission on April 25, 2003).

*10.2	Form of Incentive Stock Option Agreement for the grant of Options under the Company's Incentive Stock Option Plan.

_______________________

*Filed herewith